EXHIBIT 99.1


                                 Media Contact:
                                 --------------
                                 Gordon R. Manuel
                                 864-282-9448

                                 Analyst Contact:
                                 ----------------
                                 Duane A. Owens
                                 864-282-9488

FOR IMMEDIATE RELEASE
THURSDAY, JULY 28, 2005

                     BOWATER ANNOUNCES SECOND QUARTER 2005
                                FINANCIAL RESULTS

GREENVILLE, SC - Bowater Incorporated (NYSE: BOW) reported a net loss of $3.6 million, or $0.06 per diluted share, on sales of $897.5 million for the second quarter of 2005. These results compare with a net loss of $1.3 million, or $0.02 per diluted share, on sales of $788.0 million in the second quarter of 2004. Before special items, the net loss for the second quarter of 2005 was $3.1 million, or $0.05 per diluted share, compared with the 2004 second quarter net loss before special items of $14.9 million, or $0.26 per diluted share. Second quarter 2005 special items, net of tax, consisted of a $6.1 million gain related to asset sales, a $0.8 million gain resulting from foreign currency changes and a $7.4 million loss related to an asset impairment charge.

     "Bowater's paper markets improved significantly in the second quarter, although pressures remain in several cost areas," said Arnold M. Nemirow, Chairman, President and Chief Executive Officer. "Pricing was higher in the second quarter and we expect the strong market fundamentals in our key grades to result in better financial performance in the second half of the year."

                              FINANCIAL HIGHLIGHTS
                     (In millions, except per-share amounts)

                                                               Three Months Ended               Six Months Ended
                                                                    June 30,                        June 30,
                                                         ------------------------------- --------------------------------
                                                               2005            2004             2005           2004
                                                         ------------------------------- --------------------------------
 Sales                                                   $     897.5    $     788.0      $   1,734.5    $   1,533.3
 Net loss                                                $      (3.6)   $      (1.3)     $      (2.7)   $     (33.8)

 Loss per diluted share (in accordance with GAAP)        $     (0.06)   $     (0.02)     $     (0.05)   $     (0.59)
 Special items, net of tax (per diluted share):
    Sale of assets (gain) loss                                 (0.11)         (0.06)           (0.23)         (0.05)
    Foreign exchange (gain) loss                               (0.01)         (0.18)           (0.12)         (0.17)
    Asset impairment                                            0.13           -                0.13           -
                                                         ------------------------------- --------------------------------
 Loss per share excluding special items                  $     (0.05)   $     (0.26)     $     (0.27)   $     (0.81)
                                                         ------------------------------- --------------------------------


                                                                (more)

     Bowater's average transaction price for newsprint rose $20 per metric ton in the second quarter compared to the first quarter of 2005. The company's average operating costs for newsprint increased by $10 per metric ton as a result of higher repair costs and lower production. Increased newsprint export shipments resulted in an inventory decrease of 20,000 metric tons. The company expects to curtail 59,000 metric tons of newsprint production in the third quarter. Of the curtailment, approximately 20,000 metric tons is related to a 19 day outage earlier this month at the Thunder Bay, Ontario mill as a result of high wood fiber and energy costs. The remaining 39,000 tons of downtime is due primarily to the continued idling of a machine at Thunder Bay. North American newsprint industry operating rates were 96% year-to-date in June and mill inventories were at historically low levels. The company informed its North American customers of a $35 per metric ton price increase effective June 1.

     Consumption of coated mechanical papers in North America is strong, led by growth in magazine advertising pages and in direct mail. Bowater's average transaction price for coated and specialty papers increased $25 per short ton compared to the first quarter of 2005, while the company's average operating cost decreased $5 per ton. The company announced price increases of $35 to $45 per ton for its various coated paper grades in July.

     Bowater's average transaction price for market pulp increased $3 per metric ton compared to the first quarter of 2005. Average operating costs increased $15 per ton in the second quarter. The company curtailed 13,000 metric tons of market pulp due to annual maintenance outages. Recently released June inventories of worldwide chemical market pulp producers declined to 33 days of supply.

     The company's average transaction price for lumber was unchanged, compared to the first quarter of 2005, while shipments increased 10%. During the quarter, the company paid countervailing and antidumping duties of approximately $8.6 million.

     Labor agreements covering approximately 2,200 employees at five of the company's six Canadian paper mills were ratified on July 8, 2005. These employees are represented predominately by the Communications, Energy and Paper Workers Union. The agreements have effective dates of May 1, 2004, and will expire on April 30, 2009. The agreements provide for annual wage increases averaging 2.5% for each of the first two years and averaging 2% annually thereafter as well as changes to pension and post-retirement benefits.

     Bowater will hold a management conference call to discuss these financial results at 9:00 a.m. EDT, today, July 28, 2005. The conference call number is 877-209-0397 or 612-332-1025 (international). The call will also be broadcast via the Internet. Interested parties may connect to the Bowater website at www.bowater.com, then follow the on-screen instructions for access to the call and related information. A replay of the call will be available from 1:30 p.m. EDT today through August 31, on the website or by dialing 800-475-6701 or 320-365-3844 (international) and using the access code 788750.



                                                                (more)

     Bowater Incorporated, headquartered in Greenville, SC, is a leading producer of newsprint and coated mechanical papers. In addition, the company makes uncoated mechanical papers, bleached kraft pulp and lumber products. The company has 12 pulp and paper mills in the United States, Canada and South Korea and 12 North American sawmills that produce softwood lumber. Bowater also operates two facilities that convert a mechanical base sheet to coated products. Bowater's operations are supported by approximately 1.4 million acres of timberlands owned or leased in the United States and Canada and 30 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange, the Pacific Exchange and the London Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSX: BWX).

         All amounts are in U.S. dollars.

Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's annual report on Form 10-K for the year ended December 31, 2004, and from time to time, in Bowater's other filings with the Securities and Exchange Commission. Information about industry or general economic conditions contained in this press release is derived from third party sources that the company believes are widely accepted and accurate; however, the company has not independently verified this information and cannot assure its accuracy.


                                      # # #

BOWATER INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (Unaudited, in millions except per share amounts)


                                                                              Three Months Ended              Six Months Ended
                                                                                   June 30,                        June 30,
                                                              -------------------------------------   -----------------------------
                                                                     2005                 2004              2005           2004
                                                               ------------------    --------------   --------------   -----------
Sales                                                                $  897.5             $ 788.0       $  1,734.5     $  1,533.3
Cost of sales, excluding depreciation, amortization
    and cost of timber harvested                                        642.5               577.3          1,250.1        1,144.8
Depreciation, amortization and cost of timber harvested                  81.6                84.9            163.4          171.1
Distribution costs                                                       89.4                79.4            172.3          156.4
Selling and administrative expense                                       41.1                31.8             80.0           68.8
Asset impairment (2)                                                     11.9                   -             11.9              -
Net gain on fixed assets and land sales                                   9.8                 5.1             20.8            4.2
                                                                        -----             -------         --------       --------
       Operating income (loss)                                           40.8                19.7             77.6           (3.6)

Other expense (income):
    Interest income                                                      (1.1)               (1.1)            (2.2)          (2.1)
    Interest expense, net of capitalized interest                        49.3                49.9             99.5           98.1
    Foreign exchange loss (gain)                                          3.3                (1.7)             1.8           (1.3)
    Other, net                                                           (2.0)               (2.2)            (4.7)          (3.8)
                                                                         -----             -------         --------       --------
                                                                         49.5                44.9             94.4           90.9
                                                                         -----             -------         --------       --------
Loss before income taxes and minority interests                          (8.7)              (25.2)           (16.8)         (94.5)
Provision for income tax benefit                                         (5.6)              (22.9)           (13.4)         (56.7)
Minority interests in the net income (loss) of subsidiaries               0.5                (1.0)            (0.7)          (4.0)
                                                                         -----             -------         --------       --------
Net loss                                                             $   (3.6)            $  (1.3)        $   (2.7)      $  (33.8)
                                                                         =====             =======         ========       ========

Basic loss per common share: (1)
    Net loss per share                                                $ (0.06)           $  (0.02)        $  (0.05)      $  (0.59)
                                                                        ======            ========        =========      =========

   Average common shares outstanding (1)                                 57.4                57.2             57.3           57.1
                                                                        ======            ========        =========      =========

Diluted loss per common share: (1)
   Net loss per share                                                 $ (0.06)           $  (0.02)         $ (0.05)      $  (0.59)
                                                                        ======            ========        =========      =========


   Average common and common equivalent shares outstanding (1)           57.4                57.2             57.3           57.1
                                                                        ======            ========        =========      =========

                      BOWATER INCORPORATED AND SUBSIDIARIES
                     (Unaudited, in millions of US dollars)


Consolidated Balance Sheet                                                      June 30,                         December 31,
                                                                                  2005                               2004
                                                                     --------------------------------     -------------------------
Current assets:
    Cash and cash equivalents                                         $          51.0                             $   29.7
    Accounts receivable, net                                                    446.4                                377.0
    Inventories                                                                 333.8                                327.9
    Other current assets                                                        106.9                                168.1
                                                                     --------------------------------     -------------------------
        Total current assets                                                    938.1                                902.7
                                                                     --------------------------------     -------------------------
Timber and timberlands                                                          185.8                                186.2
Fixed assets, net                                                             3,168.4                              3,301.1
Goodwill                                                                        828.2                                828.2
Other assets                                                                    217.6                                240.7
                                                                     --------------------------------     -------------------------
                                                                      $       5,338.1                            $ 5,458.9
                                                                     ================================     =========================
Current liabilities
    Current installments of long-term debt                            $          20.7                            $    14.0
    Short-term bank debt                                                        105.0                                 73.0
    Accounts payable and accrued liabilities                                    444.4                                458.4
    Dividends payable                                                            11.2                                 11.2
                                                                     --------------------------------     -------------------------
        Total current liabilities                                               581.3                                556.6
                                                                     --------------------------------     -------------------------
Long-term debt, net of current installments                                   2,400.4                              2,427.9
Pension, other postretirement benefits and other long-term liabilities          492.1                                495.2
Deferred income taxes                                                           358.0                                403.4
Minority interests in subsidiaries                                               67.5                                 68.5
Shareholders' equity                                                          1,438.8                              1,507.3
                                                                     --------------------------------     -------------------------
                                                                      $       5,338.1                            $ 5,458.9
                                                                     ================================     =========================


                                                                                             Six Months Ended
Consolidated Cash Flow                                                                           June 30,
                                                                     --------------------------------------------------------------
                                                                                  2005                               2004
                                                                     --------------------------------     -------------------------
Cash flows from operating activities                                  $          51.4                            $   21.7
                                                                     --------------------------------     -------------------------
Cash flows from (used for) investing activities:
    Cash invested in fixed assets, timber and timberlands                       (50.1)                              (38.9)
    Disposition of fixed assets, including timber and timberlands                23.0                                 7.3
                                                                     --------------------------------     -------------------------
                                                                                (27.1)                              (31.6)
                                                                     --------------------------------     -------------------------
Cash flows from (used for) financing activities:
    Cash dividends, including minority interests                                (22.9)                              (23.2)
    Financing activities, net                                                    18.0                                42.7
    Stock options exercised                                                       1.9                                 5.2
                                                                     --------------------------------     -------------------------
                                                                                 (3.0)                               24.7
                                                                     --------------------------------     -------------------------
Net increase in cash and cash equivalents                             $          21.3                            $   14.8
                                                                     ================================     =========================


BOWATER INCORPORATED AND SUBSIDIARIES
Notes to the Press Release and Unaudited Consolidated Financial Statements


(1) For the calculation of basic and diluted loss per share for the three and six months ended June 30, 2005 and 2004, no adjustments to net loss are necessary. The effect of dilutive securities is not included in the computation for the three and six months ended June 30, 2005 and 2004 to prevent antidilution.

(2) During the three months ended June 30, 2005, Bowater decided to permanently shut the older, higher cost No. 1 line at Benton Harbor. This shut resulted in a one-time non-cash asset impairment of $11.9 million.

(3) A reconciliation of certain financial statement line items reported under generally accepted accounting principles ("GAAP") to earnings reported before special items is presented below. We believe that this measure allows investors to more easily compare our on-going operations and financial performance from period to period. This measure is not as complete as GAAP earnings; consequently, investors should rely on GAAP earnings. In addition to GAAP earnings, we use the other measures that we disclose in order to provide perspective on our financial performance.




                        Three Months Ended June 30, 2005
                (unaudited, in millions except per share amounts)

                                                                             Adjustment for Special Items
                                                                     Land sales                                GAAP as
                                                         GAAP as       & fixed     Foreign        Asset      adjusted for
                                                        reported       assets      exchange     impairment   Special Items
                                                      -------------- ----------- ----------- -------------- ------------------


 Operating income (loss)                               $   40.8       $   (9.8)         -       $    11.9     $    42.9
 Other expense (income)
   Interest income                                         (1.1)            -           -              -           (1.1)
   Interest expense, net of capitalized interest           49.3             -           -              -           49.3
   Foreign exchange loss (gain)                             3.3             -         (3.3)            -             -
   Oher, net                                               (2.0)            -           -              -           (2.0)
                                                      -------------- ----------- ------------ -------------- ------------------
                                                           49.5             -         (3.3)            -           46.2
                                                      -------------- ----------- ------------ -------------- ------------------

 Loss before income taxes and minority interests           (8.7)          (9.8)        3.3           11.9          (3.3)
 Provision for income tax expense (benefit)                (5.6)          (3.7)        4.5            4.5          (0.3)
 Minority interests in the net income (loss)of subsidiaries 0.5             -         (0.4)            -            0.1
                                                      -------------- ----------- ------------ -------------- ------------------
 Net income (loss)                                      $  (3.6)      $   (6.1)    $  (0.8)      $    7.4      $   (3.1)
                                                      -------------- ----------- ------------ -------------- ------------------
 Diluted shares                                            57.4           57.4        57.4           57.4          57.4
                                                        -------------- --------- ------------ -------------- ------------------
 EPS                                                    $ (0.06)      $  (0.11)    $ (0.01)      $   0.13      $  (0.05)
                                                      -------------- ----------- ------------ -------------- ------------------
 Effective tax rate                                        64.4%          37.8%      136.4%          37.8%          9.1%
                                                      -------------- ----------- ------------ -------------- ------------------



                        Three Months Ended June 30, 2004
                (unaudited, in millions except per share amounts)

                                                                              Adjustment for Special Items
                                                                      Land sales                                GAAP as
                                                         GAAP as       & fixed     Foreign        Asset      adjusted for
                                                        reported       assets      exchange     impairment   Special Items
                                                      -------------- ----------- ----------- -------------- ------------------

 Operating income (loss)                                $    19.7      $ (5.1)      $    -       $    -         $ 14.6
 Other expense (income)
   Interest income                                           (1.1)          -            -            -           (1.1)
   Interest expense, net of capitalized interest             49.9           -            -            -           49.9
   Foreign exchange loss (gain)                              (1.7)          -          1.7            -              -
   Other, net                                                (2.2)          -            -            -           (2.2)
                                                       ------------- ----------- ------------ -------------- ------------------
                                                             44.9           -          1.7            -           46.6
                                                       ------------- ----------- ------------ -------------- ------------------
 Loss before income taxes and minority interests            (25.2)       (5.1)        (1.7)           -          (32.0)
 Provision for income tax expense (benefit)                 (22.9)       (1.9)         8.5            -          (16.3)
 Minority interests in the net income (loss) of subsidiaries (1.0)                     0.2                        (0.8)
                                                       ------------- ----------- ------------ -------------- ------------------
 Net income (loss)                                       $   (1.3)     $ (3.2)     $ (10.4)       $   -         $(14.9)
                                                       ------------- ----------- ------------ -------------- ------------------
 Diluted Shares                                              57.2        57.2         57.2            -           57.2
                                                       ------------- ----------- ------------ -------------- ------------------
 EPS                                                     $  (0.02)     $(0.06)     $ (0.18)       $   -         $(0.26)
                                                       ------------- ----------- ------------ -------------- ------------------
 Effective tax rate                                          90.9%       37.3%      -500.0%                       50.9%
                                                       ------------------------- ------------ -------------- ------------------

                         Six Months Ended June 30, 2005
                (unaudited, in millions except per share amounts)

                                                                             Adjustment for Special Items
                                                                      Land sales                                GAAP as
                                                         GAAP as       & fixed     Foreign        Asset      adjusted for
                                                        reported       assets      exchange     impairment   Special Items
                                                      -------------- ----------- ----------- -------------- ------------------


 Operating income (loss)                                 $  77.6        $(20.8)    $     -       $   11.9       $  68.7
 Other expense (income)
   Interest income                                          (2.2)            -           -              -          (2.2)
   Interest expense, net of capitalized interest            99.5             -           -              -          99.5
   Foreign exchange loss (gain)                              1.8             -        (1.8)             -             -
   Other, net                                               (4.7)            -           -              -          (4.7)
                                                       ------------- ----------- ----------- --------------  ------------------
                                                            94.4             -        (1.8)             -          92.6
                                                       ------------- ----------- ----------- --------------  ------------------

 Loss before income taxes and minority interests           (16.8)        (20.8)        1.8           11.9         (23.9)
 Provision for income tax expense (benefit)                (13.4)         (7.5)        9.4            4.5          (7.0)
 Minority interests in the net income(loss)of subsidiaries  (0.7)            -        (0.5)             -          (1.2)
                                                       ------------- ----------- ------------ -------------  ------------------
 Net income (loss)                                       $  (2.7)       $(13.3)    $  (7.1)       $   7.4        $(15.7)
                                                       ------------- ------------------------ -------------  ------------------
 Diluted shares                                             57.3          57.3        57.3           57.3          57.3
                                                       ------------- ----------- ------------ -------------  ------------------
 EPS                                                     $ (0.05)       $(0.23)    $ (0.12)       $  0.13        $(0.27)
                                                       ------------- ----------- ------------ -------------  ------------------
 Effective tax rate                                         79.8%         36.1%      522.2%          37.8%         29.3%
                                                       ------------- ----------- ------------ -------------  ------------------


                         Six Months Ended June 30, 2004
                (unaudited, in millions except per share amounts)

                                                                             Adjustment for Special Items
                                                                      Land sales                                GAAP as
                                                         GAAP as       & fixed     Foreign        Asset      adjusted for
                                                        reported       assets      exchange     impairment   Special Items
                                                       ------------- ----------- ----------- -------------- ------------------


 Operating income (loss)                                $   (3.6)      $  (4.2)     $     -     $       -       $  (7.8)
 Other expense (income)
   Interest income                                          (2.1)            -            -             -          (2.1)
   Interest expense, net of capitalized interest            98.1             -            -             -          98.1
   Foreign exchange loss (gain)                             (1.3)            -          1.3             -             -
   Other, net                                               (3.8)            -            -             -          (3.8)
                                                       ------------- ----------- ------------ -------------- -----------------
                                                            90.9             -          1.3             -          92.2
                                                       ------------- ----------- ------------ -------------- -----------------
 Loss before income taxes and minority interests           (94.5)         (4.2)        (1.3)            -        (100.0)
 Provision for income tax expense (benefit)                (56.7)         (1.6)         8.4             -         (49.9)
 Minority interests in the net income loss)of subsidiaries  (4.0)                       0.2                        (3.8)
                                                       ------------- ----------- ------------- -------------- ----------------
 Net loss                                                $ (33.8)      $  (2.6)      $ (9.9)    $       -        $(46.3)
                                                       ------------- ----------- ------------- -------------- ----------------
 Diluted Shares                                             57.1          57.1         57.1             -          57.1
                                                       ------------- ----------- ------------- -------------- ----------------
 EPS                                                     $ (0.59)      $ (0.05)      $(0.17)    $       -        $(0.81)
                                                       ------------- ----------- ------------- -------------- ----------------
 Effective tax rate                                         60.0%         38.1%      -646.2%                       49.9%
                                                       ------------- ----------- ------------- -------------- ----------------


A schedule of historical financial and operating statistics is available upon request and on Bowater's web site (www.bowater.com).